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                                                                 EXHIBIT 3.i.(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                        HARRIS CHEMICAL NORTH AMERICA LLC

                                      *****

1.   The name of the limited liability company is Harris Chemical North America
     LLC.

2. That the Certificate of Formation of the limited liability company is hereby amended by deleting Article 1 in its entirety and substituting in lieu thereof a new Article 1 to read in its entirety as follows:

               "1.    NAME:

               The name of the limited liability company is IMC Chemical North America LLC (the "Company")."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Harris Chemical North America LLC this 28 day of JUNE, 2002.


                                               HARRIS CHEMICAL NORTH AMERICA LLC


                                               By: /s/ Rose Marie Williams
                                                   -----------------------------
                                                   Rose Marie Williams
                                                   Secretary


                                                                  [SEAL]

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                                                                  [SEAL]

                       HARRIS CHEMICAL NORTH AMERICA, INC.

                            CERTIFICATE OF CONVERSION
                FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                 PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
                                 CORPORATION LAW

1.   The name of the corporation is Harris Chemical North America, Inc.

2. The name under which the corporation was originally incorporated is Harris Chemical North America Inc.

3. The date on which the original Certificate of Incorporation was filed with the Secretary of State is July 20, 1993.

4. The name of the limited liability company into which the corporation is herein being converted is Harris Chemical North America LLC.

5.   The conversion has been approved in accordance with the provisions of
     Section 266 of the Corporation Law of the State of Delaware.


                                               By: /s/ Rose Marie Williams
                                                  ------------------------------
                                               Name: Rose Marie Williams
                                                    ----------------------------
                                               Its: Secretary
                                                   -----------------------------

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                                                                  [SEAL]

                            CERTIFICATE OF FORMATION

                                       OF

                        HARRIS CHEMICAL NORTH AMERICA LLC

          This Certificate of Formation is being executed as of November 21, 2001, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

          The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

          1. NAME. The name of the limited liability company is Harris Chemical North America LLC (the "Company").

          2. REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.


                                               By: /s/ Rose Marie Williams
                                                  ------------------------------
                                               Name: Rose Marie Williams
                                                     ---------------------------
                                               Its: Authorized Person

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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        HARRIS CHEMICAL NORTH AMERICA LLC

          This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of HARRIS CHEMICAL NORTH AMERICA LLC, a Delaware limited liability company (the "COMPANY"), is made as of November 27, 2001 (the "EFFECTIVE DATE"), by IMC USA Holdings Inc., a Delaware corporation ("IMC USA").

          WHEREAS, IMC Inorganic Chemicals Inc., a Delaware corporation ("INORGANIC"), had duly adopted the Limited Liability Company Agreement, as of November 26, 2001, of Harris Chemical North America LLC, a Delaware limited liability company; and

          WHEREAS, IMC USA has indirectly acquired all of the membership interests of the Company from Inorganic.

          NOW, THEREFORE, IMC USA hereby duly adopts this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C.
Section 18-101, et seq.), as amended from time to time (the "ACT"), and hereby agrees as follows:

     1. NAME; CERTIFICATE OF FORMATION. The name of the limited liability company is Harris Chemical North America LLC. The Certificate of Formation of the Company dated November 26, 2001 was filed in the office of the Secretary of State of the State of Delaware on November 26, 2001. The Certificate of Conversion of the Company dated November 26, 2001 was filed in the office of the Secretary of State of the State of Delaware on November 26, 2001.

     2. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

     3. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     4. MEMBER PERCENTAGES. The interests of each Member in the Company (the "MEMBERSHIP INTERESTS") and the business address of each Member are set forth on SCHEDULE A hereto.

     5. REGISTERED OFFICE AND DESIGNATED AGENT FOR SERVICE OF PROCESS. The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered Agent of the Company for service of process at such address is The Corporation Trust Company.

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     6.   OFFICERS.  The Members hereby appoint the following named persons to be officers of the Company (the "OFFICERS") and to serve with the title indicated:

                        NAME                            TITLE

                  Douglas A. Pertz                    Chairman

                  John F. Tancredi                    President

                   Mary Ann Hynes                  Vice President

                   J. Reid Porter                  Vice President

                Rose Marie Williams                   Secretary

                 Michael A. Selgrad              Assistant Secretary

                Joseph A. McGowan IV             Assistant Secretary

                  E. Paul Dunn Jr.                    Treasurer

     7. POWERS. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each of the Officers is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of conversion of the Company (and any amendments and/or restatements thereof), the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     8. MANAGEMENT. The officers shall have the sole and exclusive power and authority to act for and bind the Company. The Members shall have the exclusive right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more Officers or such other person or persons designated by them as they may determine, provided that such delegation shall not cause the Members to cease being Members. Pursuant to their discretion to do so under this Section 8, and subject to any limitations adopted by the Members, the Members hereby delegate to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company. Notwithstanding the foregoing delegation of power, no Officer shall have the authority to make any distributions without the consent of all Members.

                                        2
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     9.   DISSOLUTION.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     10. CAPITAL CONTRIBUTIONS. The Members shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at times as determined by the Members, and in proportion to their respective Membership Interests.

     11. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated among the Members in proportion to their respective Membership Interests.

     12. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the amounts determined by the Members. Such distributions shall be allocated among the Members in proportion to their respective Membership Interests.

     13. UNITS; UNIT CERTIFICATES. Each Member's interest in the Company shall be represented by units owned by such Member ("UNITS"). The Company may in its discretion issue to each Member listed on Schedule A hereto certificates representing the membership interest held by such Member. Each such Member hereby agrees that the Units issued by the Company shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction). Certificates issued by the Company pursuant to this Section 13 may be signed by any President, Vice President, Secretary or Assistant Secretary of the Company.

     14. SINGLE MEMBER LLC; ASSIGNMENTS. The Company shall not admit to the Company more than one Member at any point in time. The sole Member of the Company set forth on Schedule A hereto shall not transfer its membership interest in the Company except by transferring all of its interests in the Company to one person such that following such transfer such person shall be the sole Member of the Company. No Member may assign in whole or in part its limited liability company interest without the consent of the other Members, which consent may be granted or withheld in such Member's sole and absolute discretion.

     15. RESIGNATION. No Member may resign from the Company without the consent of each of the other members.

     16. LIABILITY OF MEMBER; INDEMNIFICATION. The Members shall not have any liability to the Company, any other Members or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless each Member and each Officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such Member or such Officer shall be threatened by reason of its being a Member or Officer or while acting as a Member or Officer on behalf of the Company or in its interest.

     17. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                                        3
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     18.  AMENDMENT.  This Agreement may only be amended by a writing duly signed by each of the Members.

                                        4
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          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and
Restated Limited Liability Company Agreement as of the Effective Date.

                                               IMC USA HOLDINGS INC.


                                               By: /s/ J. Reid Porter
                                                  ------------------------------
                                                     Name: J. Reid Porter
                                                     Title: Vice President

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                                   SCHEDULE A

Name and Address of Members      Membership Interest      % Ownership Interest
---------------------------      -------------------      --------------------
IMC USA HOLDINGS INC.                100 units                   100%
100 S. Saunders Road
Lake Forest, IL 60045